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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Asta Funding, Inc. on Form S-8 of our report dated October 29, 1999, on our audits of the consolidated financial statements of Asta Funding, Inc. and Subsidiaries as of September 30, 1999, and for each of the years in the two year period then ended, which report is included in the Annual Report on Form 10-KSB.




RICHARD A. EISNER & COMPANY, LLP

Florham Park, New Jersey
June 6, 2000